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                                                                    Exhibit 12.1
                           COMMUNITY FIRST BANKSHARES, INC.

CALCULATION OF EARNINGS TO FIXED CHARGES

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                                                SIX MONTHS ENDED JUNE 30,                      YEAR ENDED DECEMBER 31,
                                                -------------------------        -------------------------------------------------
                                                   1997        1996                1996       1995      1994      1993      1992
                                                  -------     -------            --------   --------   -------   -------   -------
Income before taxes & extraordinary
  item and cumulative effect of
  accounting change.........................      $33,034     $27,308            $ 50,517   $ 47,161   $36,681   $29,030   $23,654
Add: fixed charges..........................       51,089      46,752              97,736     85,426    55,229    47,271    50,870
                                                  -------     -------            --------   --------   -------   -------   -------
Earnings including interest
  expense - deposits.......................(a)     84,123      74,060             148,253    132,587    91,910    76,301    74,524
Less: interest expense - deposits...........       42,535      39,860              81,655    (71,780)  (46,560)  (42,873)  (47,727)
                                                  -------     -------            --------   --------   -------   -------   -------
Earnings excluding interest
  expense - deposits.......................(b)    $41,588     $34,200            $ 66,598   $ 60,807   $45,350   $33,428   $26,797
                                                  -------     -------            --------   --------   -------   -------   -------
                                                  -------     -------            --------   --------   -------   -------   -------

Fixed charges:
  Interest expense - deposits...............      $42,535     $39,860            $ 81,655   $ 71,780   $46,560   $42,873   $47,727
  Interest expense - borrowings.............        8,554       5,662              13,579     11,111     6,908     4,398     3,143
  Interest expense on capital leases........            0           0                   0          0         0         0         0
  Dividends on preferred stock (gross)......            0       1,230               2,502      2,535     1,761         0         0
                                                  -------     -------            --------   --------   -------   -------   -------
Fixed charges including interest
  expense - deposits.......................(c)     51,089      46,752              97,736     85,426    55,229    47,271    50,870

Less: interest expense - deposits...........       42,535      39,860              81,655    (71,780)  (46,560)  (42,873)  (47,727)
                                                  -------     -------            --------   --------   -------   -------   -------
Fixed charges excluding interest
  expense - deposits.......................(d)    $ 8,554     $ 6,892            $ 16,081   $ 13,646   $ 8,669   $ 4,398   $ 3,143
                                                  -------     -------            --------   --------   -------   -------   -------
                                                  -------     -------            --------   --------   -------   -------   -------

Preferred dividends.........................      $     0     $   805            $  1,610   $  1,610   $ 1,091   $     0   $     0
Effective tax rate..........................        33.61%      34.56%              35.65%     36.49%    38.04%    37.12%    36.13%
Preferred dividends - grossed
  up (1 - tax rate).........................      $     0     $ 1,230               2,502   $  2,535   $ 1,761   $     0   $     0

Earnings to combined fixed charges
  and preferred stock dividends:
  Excluding interest on deposits ((b)/(d))..         4.86x       4.96x               4.14x      4.46x     5.23x     7.60x     8.53x
  Including interest on deposits ((a)/(c))..         1.65x       1.58x               1.52x      1.55x     1.66x     1.61x     1.46x

CALCULATION OF FULLY DILUTED
  EARNINGS WITH REGARD TO
  CONVERTIBLE DEBENTURES
                                                SIX MONTHS ENDED JUNE 30,                      YEAR ENDED DECEMBER 31,
                                                -------------------------        -------------------------------------------------
                                                   1997        1996                1996       1995      1994      1993      1992
                                                  -------     -------            --------   --------   -------   -------   -------
Income before taxes.........................      $33,034     $27,308            $ 50,517   $ 47,161   $36,681   $29,030   $23,654
Interest expense on convertible
  debentures................................            0           0                  86        137       415       126         0
                                                  -------     -------            --------   --------   -------   -------   -------
Adjusted income before interest
  on convertible  debentures................       33,034      27,308              50,603     47,298    37,096    29,156    23,654
Adjusted income tax provision...............       11,102       9,439              18,058     17,259    14,106    10,822     8,546
                                                  -------     -------            --------   --------   -------   -------   -------
Adjusted net income.........................      $21,932     $17,869            $ 32,545   $ 30,039   $22,990   $18,334   $15,108
                                                  -------     -------            --------   --------   -------   -------   -------
                                                  -------     -------            --------   --------   -------   -------   -------

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